Exhibit 99.1
MALIBU BOATS, INC. ANNOUNCES FIRST QUARTER FISCAL 2025 RESULTS
Loudon, TN, October 31, 2024 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the first quarter ended September 30, 2024.
First Quarter Fiscal 2025 Highlights Compared to First Quarter Fiscal 2024:
•Net sales decreased 32.9% to $171.6 million
•Unit volume decreased 39.7% to 1,024 units
•Gross profit decreased 50.3% to $28.2 million
•GAAP net income decreased 124.8% to a net loss of $5.1 million
•GAAP net income available to Class A Common Stock per share (diluted) decreased 125.5% to a net loss of $0.25 per share
•Adjusted EBITDA decreased 74.6% to $9.9 million
•Adjusted fully distributed net income per share decreased 92.9% to $0.08 per share on a fully distributed weighted-average share count of 20.6 million shares of Class A Common Stock

"During the first fiscal quarter, we continued to navigate a challenging retail environment. While we see some encouraging signs from a macro perspective, our team remains focused on managing the factors within our control, particularly through disciplined inventory management and executing our strategic initiatives," commented Steve Menneto, Chief Executive Officer of Malibu Boats, Inc. "As we enter the boat show season, we are excited to display our 2025 lineup, which has already received strong initial reactions. This season presents an important opportunity to connect with customers and demonstrate the cutting-edge innovation and quality that sets us apart. Looking ahead, we are also pleased to announce that we plan to host an Investor Day during calendar year 2025, during which we will provide further insights into our long-term vision to drive Malibu into its next chapter of growth."
“As expected, our financial performance this quarter reflects sequential improvements across revenues and margins as we scaled back promotional activity and continued showcasing our operating efficiencies. We are pleased with our execution in reducing our channel inventories and we anticipate wholesale shipments to improve as we progress through the remainder of the fiscal year," commented Bruce Beckman, Chief Financial Officer of Malibu Boats, Inc. "Additionally, we continue to execute on our capital allocation strategy, repurchasing an additional $10 million of our common stock over the quarter, underscoring our confidence in the business. With a solid foundation, we are well positioned to respond quickly to dynamic market conditions and continue positioning ourselves to deliver value to our shareholders."

First Quarter Fiscal 2025 Results (Unaudited)

	Three Months Ended September 30,
	2024	2023
	(Dollars In Thousands)
Net Sales	$171,580	$255,830
Gross Profit	$28,209	$56,794
Gross Profit Margin	16.4%	22.2%
Net (Loss) Income	$(5,147)	$20,770
Net (Loss) Income Margin	(3.0)%	8.1%
Adjusted EBITDA	$9,895	$38,988
Adjusted EBITDA Margin	5.8%	15.2%

Exhibit 99.1
Net sales for the three months ended September 30, 2024 decreased $84.3 million, or 32.9%, to $171.6 million as compared to the three months ended September 30, 2023. The decrease in net sales was driven primarily by decreased unit volumes across all segments resulting primarily from decreased wholesale shipments, partially offset by a favorable model mix in our Malibu and Saltwater Fishing segments and inflation-driven year-over-year price increases. Unit volume for the three months ended September 30, 2024, decreased 674 units, or 39.7%, to 1,024 units as compared to the three months ended September 30, 2023. Our unit volume decreased primarily due to lower wholesale shipments across all segments driven by lower retail activity and our dealers' desire to hold less inventory.
Net sales attributable to our Malibu segment decreased $49.0 million, or 46.7%, to $56.0 million for the three months ended September 30, 2024, compared to the three months ended September 30, 2023. Unit volumes attributable to our Malibu segment decreased 420 units for the three months ended September 30, 2024, compared to the three months ended September 30, 2023, primarily due to lower wholesale shipments driven by lower retail activity during the period and our dealers' desire to hold less inventory. The decrease in net sales was driven by a decrease in units, partially offset by a favorable model mix and inflation-driven year-over-year price increases.
Net sales attributable to our Saltwater Fishing segment decreased $27.9 million, or 30.1%, to $64.8 million, for the three months ended September 30, 2024, compared to the three months ended September 30, 2023. Unit volumes attributable to our Saltwater Fishing segment decreased 191 units for the three months ended September 30, 2024 compared to the three months ended September 30, 2023, primarily due to lower wholesale shipments driven by lower retail activity during the period and our dealers' desire to hold less inventory. The decrease in net sales was driven by a decrease in units, partially offset by inflation-driven year-over-year price increases and a favorable model mix.
Net sales attributable to our Cobalt segment decreased $7.4 million, or 12.7%, to $50.8 million for the three months ended September 30, 2024, compared to the three months ended September 30, 2023. Unit volumes attributable to Cobalt decreased 63 units for the three months ended September 30, 2024 compared to the three months ended September 30, 2023, primarily due to lower wholesale shipments driven by lower retail activity during the period and our dealers' desire to hold less inventory. The decrease in net sales was driven primarily by a decrease in units, partially offset by inflation-driven year-over-year price increases.
Overall consolidated net sales per unit increased 11.2% to $167,559 per unit for the three months ended September 30, 2024, compared to the three months ended September 30, 2023. The increase in overall consolidated net sales per unit was driven primarily by favorable model mix in our Malibu and Saltwater Fishing segments and inflation-driven year-over-year price increases. Net sales per unit for our Malibu segment increased 11.7% to $145,883 per unit for the three months ended September 30, 2024, compared to the three months ended September 30, 2023, driven by favorable model mix, inflation-driven year-over-year price increases and non-boat related customer service parts sales. Net sales per unit for our Saltwater Fishing segment increased 14.4% to $215,837 per unit for the three months ended September 30, 2024 driven by a favorable model mix and inflation-driven year-over-year price increases, partially offset by increased dealer incentive costs. Net sales per unit for our Cobalt segment increased 3.5% to $149,441 per unit for the three months ended September 30, 2024, compared to the three months ended September 30, 2023, driven by inflation-driven year-over-year price increases.
Cost of sales for the three months ended September 30, 2024 decreased $55.7 million, or 28.0%, to $143.4 million as compared to the three months ended September 30, 2023. The decrease in cost of sales was primarily driven by a 32.9% decrease in net sales due to lower unit volumes, partially offset by higher per unit material and labor costs of $5.3 million, $6.8 million and $2.6 million for the Malibu, Saltwater Fishing, and Cobalt segments, respectively. The increase in per unit material and labor costs was primarily driven by increased prices due to fixed cost deleverage, a model mix that corresponds to higher cost per unit in our Malibu and Saltwater Fishing segments and inflationary pressures.
Gross profit for the three months ended September 30, 2024 decreased $28.6 million, or 50.3%, to $28.2 million compared to the three months ended September 30, 2023. The decrease in gross profit was driven primarily by lower net sales partially offset by decreased cost of sales for the reasons noted above. Gross margin for the three

Exhibit 99.1
months ended September 30, 2024 decreased 580 basis points from 22.2% to 16.4% driven primarily by fixed cost deleverage due to lower sales and an increased mix of the Saltwater Fishing segment.
Selling and marketing expenses for the three months ended September 30, 2024 decreased $0.9 million, or 15.4% to $4.9 million compared to the three months ended September 30, 2023. The decrease was driven primarily by a decrease in certain personnel expenses and marketing events. As a percentage of sales, selling and marketing expenses increased 60 basis points to 2.8% for the three months ended September 30, 2024 compared to 2.2% for the three months ended September 30, 2023. General and administrative expenses for the three months ended September 30, 2024 increased $6.5 million, or 31.6%, to $27.2 million as compared to the three months ended September 30, 2023 driven primarily by a $3.5 million legal settlement along with other related legal fees and increased stock compensation expense. As a percentage of sales, general and administrative expenses increased 780 basis points to 15.9% for the three months ended September 30, 2024 compared to 8.1% for the three months ended September 30, 2023. Amortization expense remained flat at $1.7 million for the three months ended September 30, 2024.
Operating (loss) income for the first quarter of fiscal year 2025 decreased to an operating loss of $5.6 million from an operating income $28.6 million in the first quarter of fiscal year 2024. Net (loss) income for the first quarter of fiscal year 2025 decreased 124.8% to a net loss of $(5.1) million from net income of $20.8 million and net (loss) income margin decreased to (3.0)% from 8.1% in the first quarter of fiscal year 2024. Adjusted EBITDA in the first quarter of fiscal year 2025 decreased 74.6% to $9.9 million from $39.0 million, while Adjusted EBITDA margin decreased to 5.8% from 15.2% in the first quarter of fiscal year 2024.
Fiscal 2025 Guidance
For the full fiscal year 2025, Malibu anticipates net sales increase percentage in the low single digits year-over-year and Adjusted EBITDA margin ranging from 10%-12%.
The Company has not provided reconciliations of guidance for Adjusted EBITDA margin, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include costs related to the Company’s vertical integration initiatives that are difficult to predict in advance in order to include in a GAAP estimate.
Webcast and Conference Call Information
The Company will host a webcast and conference call to discuss first quarter of fiscal year 2025 results on Thursday, October 31, 2024, at 8:30 a.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (844) 695-5523 or (412) 317-0699 and requesting Malibu Boats. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at https://malibuboatsinc.com/investor-information/events-presentations. A replay of the webcast will also be archived on the Company’s website for twelve months.
About Malibu Boats, Inc.
Based in Loudon, Tennessee, Malibu Boats, Inc. (MBUU) is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport, sterndrive and outboard boats. Malibu Boats, Inc. is the market leader in the performance sport boat category through its Malibu and Axis boat brands, the leader in the 20’ - 40’ segment of the sterndrive boat category through its Cobalt brand, and in a leading position in the saltwater fishing boat market with its Pursuit and Cobia offshore boats and Pathfinder, Maverick, and Hewes flats and bay boat brands. A pre-eminent innovator in the powerboat industry, Malibu Boats, Inc. designs products that appeal to an expanding range of recreational boaters, fisherman and water sports enthusiasts whose passion for boating is a key component of their active lifestyles. For more information, visit www.malibuboats.com, www.axiswake.com, www.cobaltboats.com, www.pursuitboats.com, or www.maverickboatgroup.com.

Exhibit 99.1
Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Fully Distributed Net Income and Adjusted Fully Distributed Net Income per Share. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net (loss) income as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as net (loss) income before interest expense, income taxes, depreciation, amortization, and non-cash, non-recurring or non-operating expenses, including certain professional fees, litigation settlements and non-cash compensation expense. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures of net (loss) income as determined by GAAP. Management believes Adjusted EBITDA and Adjusted EBITDA Margin allow investors to evaluate our operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of our core operating performance. Management uses Adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structure, and non-recurring or non-operating expenses. We exclude the items listed above from net (loss) income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors. Adjusted EBITDA has limitations as an analytical tool and should not be considered as an alternative to, or more meaningful than, net (loss) income as determined in accordance with GAAP or as an indicator of our liquidity.
Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets.
We define Adjusted Fully Distributed Net Income as net (loss) income attributable to Malibu Boats, Inc. (i) excluding income tax (benefit) expense, (ii) excluding the effect of non-recurring or non-cash items, (iii) assuming the exchange of all LLC units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in Malibu Boats Holdings, LLC (the "LLC"), and (iv) reflecting an adjustment for income tax (benefit) expense on fully distributed net income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net (loss) income attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non-controlling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net (loss) income on a consistent basis from period to period because it removes non-cash or non-recurring items, and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC units into shares of Class A Common Stock. In addition, because Adjusted Fully Distributed Net (Loss) Income is susceptible to varying calculations, the Adjusted Fully Distributed Net Income measures, as presented in this release, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies.
A reconciliation of our net (loss) income as determined in accordance with GAAP to Adjusted EBITDA and the numerator and denominator for our net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per share of Class A Common Stock is provided under "Reconciliation of Non-GAAP Financial Measures."

Exhibit 99.1
Cautionary Statement Concerning Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes statements in this press release regarding our expectations for our financial performance for fiscal year 2025, our reaction to our 2025 lineup of boats, our expectations regarding wholesale shipments in the remainder of the fiscal year, our positioning to react to dynamic market conditions, and our ability to continue to deliver value for our stockholders.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: our large fixed cost base; our ability to execute our manufacturing strategy; our ability to accurately forecast demand for our products; increases in the cost of, or unavailability of, raw materials, component parts and transportation costs; disruptions in our suppliers’ operations; our reliance on third-party suppliers for raw materials and components; our reliance on certain suppliers for our engines and outboard motors; climate events in areas where we operate; our ability to meet our manufacturing workforce needs; our dependence on key management employees; our ability to grow our business through acquisitions and integrate such acquisitions to fully realize their expected benefits; our growth strategy which may require us to secure significant additional capital; our ability to enhance existing products and develop and market new or enhanced products; our ability to protect our intellectual property; compromises or disruptions to our network and information systems; risks inherent in operating in foreign jurisdictions; general economic conditions; the continued strength and positive perception of our brands; the sale of boats previously held in inventory by our former dealer, Tommy's Boats; increased consumer preference for used boats, alternative fuel-powered boats or the supply of new boats by competitors in excess of demand; the seasonality of our business; competition within our industry and with other activities for consumers’ scarce leisure time; changes in currency exchange rates; inflation and heightened interest rates; our reliance on our network of independent dealers and increasing competition for dealers; the financial health of our dealers and their continued access to financing; our obligation to repurchase inventory of certain dealers; our exposure to risks associated with litigation, investigation and regulatory proceedings; an impairment in the carrying value of goodwill, trade names and other long-lived assets; any failure to comply with laws and regulations including environmental, workplace safety and other regulatory requirements; covenants in our credit agreement governing our revolving credit facility which may limit our operating flexibility; our obligation to make certain payments under a tax receivable agreement; any failure to maintain effective internal control over financial reporting or disclosure controls or procedures; and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Investor Contacts
Malibu Boats, Inc.
Bruce Beckman
Chief Financial Officer
(865) 458-5478
InvestorRelations@MalibuBoats.com

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,
	2024	2023
Net sales	$171,580	$255,830
Cost of sales	143,371	199,036
Gross profit	28,209	56,794
Operating expenses:
Selling and marketing	4,864	5,752
General and administrative	27,240	20,705
Amortization	1,716	1,715
Operating (loss) income	(5,611)	28,622
Other expense (income), net:
Other (income), net	(10)	(10)
Interest expense	396	884
Other expense, net	386	874
(Loss) income before (benefit) provision for income taxes	(5,997)	27,748
(Benefit) provision for income taxes	(850)	6,978
Net (loss) income	(5,147)	20,770
Net (loss) income attributable to non-controlling interest	(99)	511
Net (loss) income attributable to Malibu Boats, Inc.	$(5,048)	$20,259

Comprehensive (loss) income:
Net (loss) income	$(5,147)	$20,770
Other comprehensive income (loss) :
Change in cumulative translation adjustment	968	(751)
Other comprehensive income (loss)	968	(751)
Comprehensive (loss) income	(4,179)	20,019
Less: comprehensive (loss) income attributable to non-controlling interest, net of tax	(80)	493
Comprehensive (loss) income attributable to Malibu Boats, Inc., net of tax	$(4,099)	$19,526

Weighted-average shares outstanding used in computing net (loss) income per share:
Basic	20,025,742	20,586,487
Diluted	20,025,742	20,684,230
Net (loss) income available to Class A Common Stock per share:
Basic	$(0.25)	$0.98
Diluted	$(0.25)	$0.98

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and per share data)

	September 30, 2024	June 30, 2024
Assets
Current assets
Cash	$27,659	$26,945
Trade receivables, net	34,767	23,141
Inventories, net	146,872	145,573
Prepaid expenses and other current assets	12,280	6,470
Total current assets	221,578	202,129
Property, plant and equipment, net	245,492	244,601
Goodwill	51,645	51,415
Other intangible assets, net	173,760	175,449
Deferred tax assets	59,312	58,097
Other assets	7,350	7,933
Total assets	$759,137	$739,624
Liabilities
Current liabilities
Accounts payable	$31,609	$19,152
Accrued expenses	110,892	119,430
Income taxes and tax distribution payable	260	4
Total current liabilities	142,761	138,586
Deferred tax liabilities	17,773	17,661
Other liabilities	7,619	8,045
Payable pursuant to tax receivable agreement	40,613	40,613
Long-term debt	28,000	—
Total liabilities	236,766	204,905

Stockholders' Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 19,882,630 shares issued and outstanding as of September 30, 2024; 20,181,542 issued and outstanding as of June 30, 2024	197	200
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 12 shares issued and outstanding as of September 30, 2024 and June 30, 2024	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of September 30, 2024 and June 30, 2024	—	—
Additional paid in capital	56,041	64,222
Accumulated other comprehensive loss, net of tax	(3,230)	(4,198)
Accumulated earnings	464,737	469,785
Total stockholders' equity attributable to Malibu Boats, Inc.	517,745	530,009
Non-controlling interest	4,626	4,710
Total stockholders’ equity	522,371	534,719
Total liabilities and stockholders' equity	$759,137	$739,624

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net (Loss) Income to Non-GAAP Adjusted EBITDA (Unaudited):
The following table sets forth a reconciliation of net (loss) income as determined in accordance with GAAP to Adjusted EBITDA and presentation of Net (Loss) Income Margin and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Three Months Ended September 30,
	2024	2023
Net (loss) income	$(5,147)	$20,770
(Benefit) provision for income taxes	(850)	6,978
Interest expense	396	884
Depreciation	7,374	6,324
Amortization	1,716	1,715
Professional fees [1]	1,006	857
Litigation settlement[2]	3,500	—
Stock-based compensation expense [3]	1,900	1,460
Adjusted EBITDA	$9,895	$38,988
Net Sales	$171,580	$255,830
Net (Loss) Income Margin [4]	(3.0)%	8.1%
Adjusted EBITDA Margin [4]	5.8%	15.2%

(1)
For the three months ended September 30, 2024, represents legal and advisory fees related to ongoing litigation with the Company's insurance carriers related to the Batchelder matters for fiscal year 2025. For the three months ended September 30, 2023, represents legal and advisory fees related to product liability cases that were settled in June 2023.

(2)	Represents amount the Company has agreed to pay pursuant to a settlement agreement with Mark E. Andrews, Chapter 11 Trustee for Tommy's Fort Worth, LLC and its affiliate debtors . The Settlement Agreement remains subject to approval by the Bankruptcy Court.
(3)	Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.
(4)	We calculate net (loss) income margin as net (loss) income divided by net sales and we define Adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Exhibit 99.1
Reconciliation of Non-GAAP Adjusted Fully Distributed Net (Loss) Income (Unaudited):
The following table shows the reconciliation of the numerator and denominator for net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net (Loss) Income per Share of Class A Common Stock for the periods presented (in thousands except share and per share data):

	Three Months Ended September 30,
	2024	2023
Reconciliation of numerator for net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Net (loss) income attributable to Malibu Boats, Inc.	$(5,048)	$20,259
(Benefit) provision for income taxes	(850)	6,978
Professional fees [1]	1,006	857
Acquisition and integration related expenses [2]	1,677	1,677
Stock-based compensation expense [3]	1,900	1,460
Litigation settlement[4]	3,500	—
Net (loss) income attributable to non-controlling interest [5]	(99)	511
Fully distributed net income before income taxes	2,086	31,742
Income tax expense on fully distributed income before income taxes [6]	511	7,777
Adjusted fully distributed net income	$1,575	$23,965

	Three Months Ended September 30,
	2024	2023
Reconciliation of denominator for net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Weighted-average shares outstanding of Class A Common Stock used for basic net (loss) income per share:	20,025,742	20,586,487
Adjustments to weighted-average shares of Class A Common Stock:
Weighted-average LLC units held by non-controlling unit holders [7]	321,419	455,919
Weighted-average unvested restricted stock awards issued to management [8]	290,914	232,584
Adjusted weighted-average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income per Share of Class A Common Stock:	20,638,075	21,274,990

Exhibit 99.1
The following table shows the reconciliation of net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented:

	Three Months Ended September 30,
	2024	2023
Net (loss) income available to Class A Common Stock per share	$(0.25)	$0.98
Impact of adjustments:
(Benefit) provision for income taxes	(0.04)	0.34
Professional fees [1]	0.05	0.04
Acquisition and integration related expenses [2]	0.08	0.08
Stock-based compensation expense [3]	0.09	0.07
Litigation settlement[4]	0.17	—
Net (loss) income attributable to non-controlling interest [5]	—	0.02
Fully distributed net income per share before income taxes	0.10	1.53
Impact of income tax expense on fully distributed income before income taxes [6]	(0.03)	(0.38)
Impact of increased share count [9]	0.01	(0.02)
Adjusted Fully Distributed Net Income per Share of Class A Common Stock	$0.08	$1.13

(1)
For the three months ended September 30, 2024, represents legal and advisory fees related to ongoing litigation with the Company's insurance carriers related to the Batchelder matters for fiscal year 2025. For the three months ended September 30, 2023, represents legal and advisory fees related to product liability cases that were settled in June 2023.

(2)	For the three months ended September 30, 2024 and 2023, represents amortization of intangibles acquired in connection with the acquisitions of Maverick Boat Group, Pursuit and Cobalt.
(3)	Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.
(4)	Represents amount the Company has agreed to pay pursuant to a settlement agreement with Mark E. Andrews, Chapter 11 Trustee for Tommy's Fort Worth, LLC and its affiliate debtors. The Settlement Agreement remains subject to approval by the Bankruptcy Court.
(5)	Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock.
(6)
Reflects income tax expense at an estimated normalized annual effective income tax rate of 24.5% and 24.3% of income before income taxes for the three and three months ended September 30, 2024 and 2023, respectively, assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate for fiscal year 2025 is based on the federal statutory rate plus a blended state rate adjusted for the research and development tax credit, the foreign derived intangible income deduction, and foreign income taxes attributable to our Australian subsidiary.

(7)	Represents the weighted-average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis.
(8)	Represents the weighted-average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management.
(9)	Reflects impact of increased share counts assuming the exchange of all weighted-average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted-average unvested restricted stock awards included in outstanding shares granted to members of management.